UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

WESTERN PLAINS ENERGY, L.L.C.

 (Exact name of registrant as specified in its charter)

Kansas	0-50714	48-1247506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3022 County Road 18, Oakley, KS 67748

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (785) 672-8810

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Western Plains Energy, L.L.C. (the “Company”) held its annual meeting of members on March 28, 2011.  The members elected each of the two nominees for election to the Board of Managers by the holders of Class A Capital Units, as well as the nominee for election to the Board of Managers by the holders of Class B and C Capital Units.  The members also ratified the appointment of StarkSchenkein, LLP as the Company’s independent registered public accounting firm.

Election results for the managers elected by the holders of Class A Capital Units are as follows:

Name of Nominee	Votes For	Votes Withheld
Brian Baalman	218	0
David Mann	214	0

Election results for the manager elected by the holders of the Class B and Class C Capital Units are as follows:

Name of Nominee	Votes For	Votes Withheld
Ron Blaesi	7,843	0

Election results for the ratification of appointment of the independent registered public accounting firm are as follows:

	For	Against	Abstain
Class A members	208	1	13
Class B and C members	7,777	0	56

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN PLAINS ENERGY, L.L.C.

Date: March 31, 2011	By:	/s/ Curt Sheldon
	Name:	Curt Sheldon
	Title:	Chief Accounting Officer